UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 2, 2005

InfoNow Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	00-19813	04-3083360
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1875 Lawrence Street, Suite 1100, Denver, CO 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  303-293-0212

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 2, 2005, InfoNow Corporation (the “Company”) received a notice from The Nasdaq Stock Market indicating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(4) (the “Minimum Bid Price Rule”), and as a result the Company’s common stock will be delisted at the opening of business on November 11, 2005, unless the Company requests a hearing in accordance with the Nasdaq Marketplace Rules.  The Minimum Bid Price Rule requires that the bid price of the Company’s common stock remain above $1.00 for continued inclusion in the Nasdaq SmallCap Market.

The Company was initially notified on May 5, 2005, that its stock had closed below the minimum bid price for 30 consecutive business days.  In accordance with the Nasdaq Marketplace Rules, the Company was granted 180 calendar days, or until November 1, 2005, to regain compliance with the Minimum Bid Price Rule.  The Company was unable to regain compliance with the Minimum Bid Price Rule prior to November 1, 2005 and is not eligible for an additional compliance period because it does not meet the Nasdaq SmallCap Market initial inclusion requirements.

The Company intends to request a hearing of a Listing Qualifications Panel to review the Nasdaq staff’s delisting determination.  A request for a hearing is expected to stay the delisting of the Company’s common stock pending the Panel’s decision.  If the Company decides not to appeal the Nasdaq staff’s delisting determination or the appeal is denied by the Panel, the Company’s common stock will be delisted.  If the Company’s stock is delisted, the Company expects that its common stock will trade in the “Pink Sheets” and/or on the OTC Bulletin Board; however, the Company’s stock may not be eligible to trade in the “Pink Sheets” and/or on the OTC Bulletin Board immediately.  The Company’s stock may become eligible if one or more market makers makes application to register in and quote the Company’s common stock in accordance with SEC Rule 15c2-11 and such application is cleared.  Only a market maker, not the Company, may file the required application.  There can be no assurance that such an application will be made and cleared or that the Company’s common stock will be eligible for trading or quotation on any alternative exchange or market.

The Company issued a press release regarding the foregoing on November 4, 2005, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit Description

99.1	Press release dated November 4, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFONOW CORPORATION

Date:	November 4, 2005	By:	/s/ James Medina
Name: James Medina
Title: Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release dated November 4, 2005.